UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2019

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2019, the Board of Directors of Tanger Factory Outlet Centers, Inc. (the "Company"), upon recommendation of the Board's Nominating and Corporate Governance Committee, voted to expand the number of positions on the Company's board of directors from nine to ten and elected Luis A. Ubiñas as a director to fill the vacancy. Mr. Ubiñas' compensation for his services as a non-employee director will be consistent with the Company's compensation practices for non-employee directors described in the Company's Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 5, 2019, under the caption "Compensation of Directors."

Mr. Ubiñas will serve as a director until the next annual meeting of shareholders or until his successor is elected and qualified. Mr. Ubiñas has not been named to serve on any of the Board's committees at this time.

The Company also announced the planned retirement of the Company’s longest-standing independent directors, William G. Benton, Thomas J. Robinson, and Allan L. Schuman, effective at the next annual meeting of shareholders currently planned for May 2020.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit No.
99.1	Press release announcing Tanger Factory Outlet Centers, Inc. board refreshment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2019

TANGER FACTORY OUTLET CENTERS, INC.

By:    /s/ James F. Williams
James F. Williams
Executive Vice President, Chief Financial Officer